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                           NONCOMPETITION AGREEMENT

            This NONCOMPETITION AGREEMENT (this "Agreement") is made and entered into as of September 30, 1997, by and among Physicians Clinical Laboratory, Inc., a Delaware corporation (the "Company"), and Nu-Tech Bio-Med, Inc., a Delaware corporation (the "Stockholder").

                              W I T N E S S E T H

            WHEREAS, the Company acquired all of the issued and outstanding shares of capital stock of Medical Science Institute, Inc., a California corporation ("MSI"), from the Stockholder pursuant to that certain Agreement for Purchase and Sale of Stock dated as of September 30, 1997 by and among the Company, the Stockholder and MSI;

            WHEREAS, the Stockholder owns a majority of the issued and outstanding capital stock of the Company; and

            WHEREAS, the Stockholder will derive certain financial benefits from the ownership of its interest in the Company, including without limitation the ability to sell certain of its products to the Company as more fully detailed below; and

            WHEREAS, in consideration of the purchase of the MSI stock by the Company from the Stockholder and to further the business development of the Company for the benefit of the Stockholder and the other equityholders of the Company, the parties hereto agree that it is in their mutual best interests to define certain parameters relating to competition by the Stockholder with the Company.

            NOW, THEREFORE, in consideration of the agreements and mutual covenants set forth herein, the parties agree as follows:

            Section 1. Definitions. As used in this Agreement, the following terms have the following meanings:
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            "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting stock of a Person shall be deemed to be control.

            "Agreement" means this Agreement, as the same shall be amended from time to time.

            "Business Day" means a day other than Saturday, Sunday or any other day on which banks located in the State of California and New York are authorized or obligated to close.

            "Common Stock" means the Company's common stock, $0.01 par value per share.

            "Company" has the meaning assigned to such term in the preamble.

            "Employment Agreement" means that certain Employment Agreement dated as of September 30, 1997 by and between the Company and J. Marvin Feigenbaum.

            "Noteholders" means the holders of the Company's Senior Notes due 2004, issued pursuant to that certain indenture dated as of September 30, 1997 by and between the Company and First Trust National Association, as trustee.

            "Qualifying Acquisition" has the meaning assigned to such term in
Section 3.

            "Securities" shall mean the shares of Common Stock and any securities exercisable for or convertible into shares of


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Common Stock, and whenever an amount of Securities is calculated or used in any provision of this Agreement, exercisable and convertible securities shall be counted as the number of shares of Common Stock issuable upon such exercise or conversion.

            "Stockholder" has the meaning assigned to such term in the preamble.

            Section 2. Covenants of the Stockholder. (a) In consideration of the purchase of the MSI stock by the Company from the Stockholder, the Stockholder hereby agrees that it will not directly or indirectly enter into or become associated with or engage in any business which is directly or indirectly involved in the provision of clinical laboratory services anywhere in the United States during such time as the Stockholder or its Affiliates beneficially own at least 25% of the issued and outstanding shares of Common Stock of the Company (the "Noncompete Period"); provided that (A) the parties hereto agree that the provision of specialized cancer or genetic diagnostic laboratory services shall not be deemed to be clinical laboratory services for purposes of this Agreement,
(B) the requirement that the Stockholder and its Affiliates beneficially own at least 25% of the issued and outstanding Common Stock shall be adjusted in the event of the issuance by the Company of shares of Common Stock in a Qualifying Acquisition (as hereinafter defined) such that the percentage of the issued and outstanding Common Stock required to be beneficially owned by the Stockholder and its Affiliates following such issuance of Common Stock shall be equal to the quotient determined by dividing (x) the number of shares held by the Stockholder as of the date hereof by (y) the sum of (I) the number of shares of Common Stock issued and outstanding as of the date hereof plus (II) the number of shares of Common Stock and shares of Common Stock issuable upon conversion of any Securities issued in such Qualifying Acquisition, plus (III) the number of shares of Common Stock and shares of Common Stock issuable upon conversion of Securities issued in all previously consummated Qualifying Acquisitions, and (C) any shares of Common Stock distributed by the Stockholder in a distribution of such shares of Common Stock to the Stockholder's stockholders or other holders of its securities shall be deemed to be owned by the Stockholder for purposes of this Section 2. As used herein, Qualifying Acquisition means (A) a merger with respect to which the equity holders of the Company immediately prior to such merger beneficially own a majority of the issued and outstanding


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shares of capital stock of the surviving entity or (B) an acquisition of assets or stock by the Company that, in either the case of (A) or (B), is approved by the affirmative vote of at least one director nominated by OCM Administrative Services, L.L.C.

            (b) During the Noncompete Period the Stockholder shall not directly or indirectly through another entity (i) induce or attempt to induce any employee, consultant, independent contractor or agent of the Company or any of its subsidiaries to leave the employ of the Company or such subsidiary, or in any way interfere with the relationship between the Company or any of its subsidiaries and any employee, consultant, independent contractor or agent thereof, (ii) hire or otherwise retain any person who was an employee, consultant, independent contractor or agent of the Company or any of its subsidiaries at any time during the six-month period immediately prior to the date on which such hiring or engagement would take place, provided that this clause (ii) shall not apply to the hiring or retaining of any bona fide consultant, independent contractor or agent of the Company that is also retained by persons other than the Company and its subsidiaries or the employment by the Stockholder of J. Marvin Feigenbaum, or (iii) induce or attempt to induce any customer, supplier, licensee, licensor, franchisee or other business relation of the Company or any of its subsidiaries to cease doing business with the Company or such subsidiary, or in any way interfere with the relationship between any such customer, supplier, licensee, franchisee or business relation and the Company or any of its subsidiaries (including making any negative statements or communications about the Company or any of its subsidiaries).

            (c) The parties hereto agree that, based upon the Company's present business and plans for future expansion, the covenants and agreements contained in this Section 2 are reasonable in duration, scope and geographic area and are necessary to protect the goodwill of the Company's business. The breach of the provisions of this Section 2 would irreparably harm the Company. If, however, any court shall hold that the duration of non-competition or any other restriction contained in this Section 2 is unenforceable, it the intention of the parties hereto that this Section 2 shall not thereby be terminated but shall be deemed amended to delete therefrom or modify such provision or portion adjudicated to be invalid or unenforceable


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or in the alternative such judicially substituted term may be substituted therefor.

            (d) The Stockholder hereby acknowledges that J. Marvin Feigenbaum has or will enter into the Employment Agreement with the Company and hereby waives any claims it may currently have or that may arise in the future against the Company with respect to the employment by the Company of Mr. Feigenbaum.

            Section 3. Equitable Relief. The parties hereto agree and declare that legal remedies may be inadequate to enforce the provisions of this Agreement and that equitable relief, including specific performance and injunctive relief, may be used to enforce such provisions.

            Section 4.  Miscellaneous.

            (a) Notices. All communications under this Agreement shall be in writing and shall be personally delivered, sent by facsimile transmission or mailed by first class mail, postage prepaid:

                       i)     if to the Company, at

                  PHYSICIANS CLINICAL LABORATORY, INC.
                  3301 C Street
                  Sacramento, California 95816
                  Attention: Chief Financial Officer

                  with a copy to each member of the board of directors of the
            Company;

                      ii)     if to the Stockholder, at

                  NU-TECH BIO-MED, INC.
                  Attn: Mr. J. Marvin Feigenbaum
                  500 Fifth Avenue, Suite 2424
                  New York, New York 10016
                  Fax: 212-391-2864

or at such other address as the appropriate party to this Agreement may have furnished in writing to each other party hereto. Any notice shall be deemed to have been duly given when delivered by hand if personally delivered, by confirmation of


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completed facsimile transmission if delivered by facsimile, and if sent by mail, two (2) Business Days after being deposited in the mail, postage prepaid.

            (b) Waiver. No failure or delay on the part of the parties or any of them in exercising any right, power or privilege hereunder, nor any course of dealing between the parties or any of them shall operate as a waiver of any such right, power or privilege nor shall any single or partial exercise of any such right, power or privilege preclude the simultaneous or later exercise of any other right, power or privilege. The rights and remedies herein expressly provided are cumulative and are not exclusive of any rights or remedies which the parties or any of them would otherwise have. No notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the other parties or any of them to take any other or further action in any circumstances without notice or demand.

            (c) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

            (d) Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York.

            (e) Amendment or Termination. This Agreement may be amended or terminated at any time only by an instrument in writing signed by each of the parties hereto.

            (f) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provisions in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

            (g) Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and the Noteholders, which are hereby expressly made third-party beneficiaries hereof with the right to enforce the provisions of


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this Agreement on behalf of the Company as if they were parties hereto.

                           [signature page follows]


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            IN WITNESS WHEREOF, the parties hereto have executed this
Noncompetition Agreement as of the day and year first above written.

The Company:                  PHYSICIANS CLINICAL LABORATORY, INC.



                              By:   ______________________________
                                    J. Marvin Feigenbaum
                                    Chief Operating Officer

The Stockholder:

                              NU-TECH BIO-MED, INC.


                              By:   ______________________________
                                    J. Marvin Feigenbaum
                                    Chief Executive Officer


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